EXHIBIT 99.1

Atheros Announces Financial Results for Q3 2007

Tenth Consecutive Quarter of Revenue Growth

Santa Clara, Calif. – Oct. 29, 2007 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless solutions, today announced financial results for the third quarter of 2007, ended Sept. 30, 2007.

Revenue in the third quarter was a record $106.3 million, up five percent from the $100.8 million reported in the second quarter of 2007 and up 34 percent from the $79.6 million reported in the third quarter of 2006.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded third quarter net income of $9.7 million or $0.16 per diluted share. This compares with GAAP net income of $9.3 million or $0.16 per diluted share in the second quarter of 2007. Net income in the third quarter of 2006 was $6.3 million or $0.11 per diluted share. Total cash and investments were $248.3 million at Sept. 30, 2007, up $20.1 million from the prior quarter.

Atheros reports operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition related charges. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is presented in the financial statements portion of this release.

Non-GAAP gross margins in the third quarter were 49.3 percent, compared with 49.7 percent in the second quarter of 2007 and 48 percent in the third quarter of 2006. Non-GAAP operating income increased to a record 17 percent of revenue, compared with 16.1 percent in the second quarter of 2007 and 14.4 percent in the third quarter of 2006.

Non-GAAP net income in the third quarter was a record $16.9 million or $0.28 per diluted share, compared with non-GAAP net income of $14.7 million or $0.25 per diluted share in the second quarter of 2007 and $10.4 million or $0.19 per diluted share in the third quarter of 2006.

“Our networking business was especially strong in the third quarter, as sales of our 11g and 11n solutions led to significant increases in revenue with both our retail and carrier customers.” said Craig Barratt, president and CEO of Atheros. “Adoption of our AR2425 PCI Express solution by a wide array of PC customers helped drive record 11g revenue in the quarter. In addition, our Ethernet business grew once again, as we continued to diversify and strengthen our customer base.

“Today, we announced our newest addition to the ROCm family, the AR6002, which is the industry’s highest throughput and lowest-power solution for mobile devices. These second-generation ROCm solutions are sampling with customers now, and we expect they will be in volume production in the first quarter of 2008,” he said

Recent Atheros Press Release Highlights:

•	Oct. 29 – Atheros Breaks the Power Barrier with New Wi-Fi Design for Mobile Devices

•	Sept. 24 – Atheros ROCm Technology Teams With Eye-Fi to Unleash the Future of Wireless Photo Sharing

•	Sept. 11 – Jungo and Atheros Unveil Draft 2.0 802.11n Reference Designs For High Speed Residential and Business Gateways

•	Sept. 4 – Atheros ROCm Technology Teams with Texas Instruments to Enable Wi-Fi in Mobile, High-Quality Video Products

Conference Call

Atheros will broadcast its third quarter 2007 financial results conference call today, Monday, Oct. 29, 2007, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (210) 234-0001 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (203) 369-3432.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless and other network communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed-signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is being used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo and ROCm are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated timing of volume production of the AR6002 ROCm solution, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the impacts of competition, technological advances; general economic conditions; difficulties in the development of new products and technologies; manufacturing difficulties; whether Atheros is successful in marketing its products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Contact:

Jack Lazar	Deborah Stapleton
Chief Financial Officer	President
Atheros Communications, Inc.	Stapleton Communications Inc.
(408) 773-5200	(650) 470-0200

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenue	$106,307	$79,608	$302,633	$213,885
Cost of goods sold	54,048	41,942	154,823	110,981

Gross profit	52,259	37,666	147,810	102,904
Operating expenses:
Research and development	25,772	18,314	74,006	51,745
Sales and marketing	9,508	7,374	26,821	19,732
General and administrative	5,864	4,237	15,377	11,035
Amortization of acquired intangible assets and acquired in-process research and development	1,790	889	5,358	889

Total operating expenses	42,934	30,814	121,562	83,401

Income from operations	9,325	6,852	26,248	19,503
Interest income, net	3,064	2,319	8,326	6,323
Provision for income taxes	(2,718)	(2,850)	(8,022)	(5,938)

Net income	$9,671	$6,321	$26,552	$19,888

Basic earnings per share	$0.17	$0.12	$0.48	$0.39

Diluted earnings per share	$0.16	$0.11	$0.45	$0.36

Shares used in computing basic earnings per share	56,218	52,107	55,481	51,331

Shares used in computing diluted earnings per share	59,576	55,423	58,999	55,114

Non-GAAP net income (*)	$16,936	$10,436	$45,247	$27,838

Shares used in computing non-GAAP basic earnings per share (*)	56,218	52,107	55,481	51,331

Shares used in computing non-GAAP diluted earnings per share (*)	59,576	55,423	58,999	55,114

Non-GAAP basic earnings per share (*)	$0.30	$0.20	$0.82	$0.54

Non-GAAP diluted earnings per share (*)	$0.28	$0.19	$0.77	$0.51

(*)	To supplement our condensed consolidated financial statements in accordance with GAAP, we have provided above non-GAAP measures of net income and basic and diluted earnings per share. Our management believes that these non-GAAP measures provide useful information to enhance the overall understanding of our ongoing economic performance, and therefore, uses these non-GAAP measures in our internal reporting to evaluate and manage our operations. We have provided the non-GAAP measures above to enable investors to perform comparisons of our operating results in a similar manner as our management analyzes those operating results. A reconciliation of the reported GAAP to non-GAAP condensed consolidated statements of operations is provided separately.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2007
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$106,307	$—		$106,307
Cost of goods sold	54,048	(146	) (a)	53,902

Gross profit	52,259	146		52,405
Operating expenses:
Research and development	25,772	(4,531	) (b)	21,241
Sales and marketing	9,508	(1,386	) (c)	8,122
General and administrative	5,864	(906	) (d)	4,958
Amortization of acquired intangible assets	1,790	(1,790	) (e)	—

Total operating expenses	42,934	(8,613)		34,321

Income from operations	9,325	8,759		18,084

Interest income, net	3,064	—		3,064
Provision for income taxes	(2,718)	(1,494	) (f)	(4,212)

Net income	$9,671	$7,265		$16,936

Basic earnings per share	$0.17			$0.30

Diluted earnings per share	$0.16			$0.28

Shares used in computing basic earnings per share	56,218			56,218

Shares used in computing diluted earnings per share	59,576			59,576

Notes:

(a)	Stock-based compensation expense
(b)	Stock-based compensation expense of $3,457 and acquisition related charges of $1,074
(c)	Stock-based compensation expense of $1,353 and acquisition related charges of $33
(d)	Stock-based compensation expense of $850 and acquisition related charges of $56
(e)	Amortization of acquired intangible assets
(f)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$79,608	$—		$79,608
Cost of goods sold	41,942	(515	) (a)	41,427

Gross profit	37,666	515		38,181
Operating expenses:
Research and development	18,314	(1,799	) (b)	16,515
Sales and marketing	7,374	(820	) (b)	6,554
General and administrative	4,237	(563	) (b)	3,674
Amortization of acquired intangible assets and acquired in-process research and development	889	(889	) (c)	—

Total operating expenses	30,814	(4,071)		26,743

Income from operations	6,852	4,586		11,438

Interest income, net	2,319	—		2,319
Provision for income taxes	(2,850)	(471	) (d)	(3,321)

Net income	$6,321	$4,115		$10,436

Basic earnings per share	$0.12			$0.20

Diluted earnings per share	$0.11			$0.19

Shares used in computing basic earnings per share	52,107			52,107

Shares used in computing diluted earnings per share	55,423			55,423

Notes:

(a)	Stock-based compensation expense of $106 and acquisition related charges of $409
(b)	Stock-based compensation
(c)	Amortization of acquired intangible assets of $489 and acquired in-process research and development of $400
(d)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2007
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$302,633	$—		$302,633
Cost of goods sold	154,823	(551	) (a)	154,272

Gross profit	147,810	551		148,361
Operating expenses:
Research and development	74,006	(10,181	) (b)	63,825
Sales and marketing	26,821	(3,481	) (c)	23,340
General and administrative	15,377	(2,347	) (d)	13,030
Amortization of acquired intangible assets	5,358	(5,358	) (e)	—

Total operating expenses	121,562	(21,367)		100,195

Income from operations	26,248	21,918		48,166

Interest income, net	8,326	—		8,326
Provision for income taxes	(8,022)	(3,223	) (f)	(11,245)

Net income	$26,552	$18,695		$45,247

Basic earnings per share	$0.48			$0.82

Diluted earnings per share	$0.45			$0.77

Shares used in computing basic earnings per share	55,481			55,481

Shares used in computing diluted earnings per share	58,999			58,999

Notes:

(a)	Stock-based compensation expense of $392 and acquisition related charges of $159
(b)	Stock-based compensation expense of $9,107 and acquisition related charges of $1,074
(c)	Stock-based compensation expense of $3,448 and acquisition related charges of $33
(d)	Stock-based compensation expense of $2,291 and acquisition related charges of $56
(e)	Amortization of acquired intangible assets
(f)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$213,885	$—		$213,885
Cost of goods sold	110,981	(738	) (a)	110,243

Gross profit	102,904	738		103,642
Operating expenses:
Research and development	51,745	(5,253	) (b)	46,492
Sales and marketing	19,732	(2,311	) (b)	17,421
General and administrative	11,035	(1,625	) (b)	9,410
Amortization of acquired intangible assets and acquired in-process research and development	889	(889	) (c)	—

Total operating expenses	83,401	(10,078)		73,323

Income from operations	19,503	10,816		30,319

Interest income, net	6,323	—		6,323
Provision for income taxes	(5,938)	(2,866	) (d)	(8,804)

Net income	$19,888	$7,950		$27,838

Basic earnings per share	$0.39			$0.54

Diluted earnings per share	$0.36			$0.51

Shares used in computing basic earnings per share	51,331			51,331

Shares used in computing diluted earnings per share	55,114			55,114

Notes:

(a)	Stock-based compensation expense of $329 and acquisition related charges of $409
(b)	Stock-based compensation
(c)	Amortization of acquired intangible assets of $489 and acquired in-process research and development of $400
(d)	Income tax benefit of $1,392 from the partial release of the deferred tax asset valuation allowance, and $1,474 from the net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$215,574	$185,906
Accounts receivable, net	54,715	46,016
Inventory	30,246	25,879
Deferred income taxes and other current assets	11,301	10,645

Total current assets	311,836	268,446

Property and equipment, net	12,778	8,994
Goodwill and acquired intangible assets	78,066	81,717
Long-term marketable securities	32,730	—
Deferred income taxes and other assets	11,858	4,901

	$447,268	$364,058

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$74,086	$63,981
Deferred income taxes and other long-term liabilities	38,119	19,135
Stockholders’ equity	335,063	280,942

	$447,268	$364,058